FINANCE OF AMERICA REPORTS SECOND QUARTER 2024 RESULTS
– Net loss from continuing operations of $5 million or $0.20 basic loss per share for the quarter –
– Announced Exchange Offer Support Agreement and reverse stock split –
– Adjusted EBITDA for the quarter of $9 million –

Plano, Texas (August 6, 2024): Finance of America Companies Inc. (“Finance of America” or the “Company”) (NYSE: FOA), a leading provider of home equity-based financing solutions for a modern retirement, reported financial results for the quarter ended June 30, 2024.

Second Quarter 2024 Highlights
•Net loss from continuing operations for the second quarter of $5 million or $0.20 basic loss per share.
•For the quarter, the Company recognized an adjusted net loss(1) of $1 million or $0.05 per share.
•The second quarter 2024 marks the fourth consecutive quarter of improved operating performance on an adjusted net basis.
•Adjusted EBITDA for the quarter of $9 million represents the first positive quarter since 2022.
•Announced Exchange Offer Support Agreement and that holders of over 93% of our senior unsecured notes had indicated their intent to participate in the exchange offer. Currently over 99% of holders of our senior unsecured notes have indicated their intent to participate in the exchange offer.
•Announced reverse stock split in June 2024 and completed reverse stock split in July 2024, bringing FOA back into compliance with NYSE continued listing standards.
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.

Graham A. Fleming, Chief Executive Officer commented, “I am proud of what Finance of America accomplished during the second quarter and excited for these recent developments to deliver improved fundamentals across the business. We sincerely appreciate all the hard work of our entire team and I want to share a huge thank you to everyone that has been a part of our company’s transformation over the last two years.”

(unaudited)
Second Quarter Financial Summary of Continuing Operations

($ amounts in millions, except per share data)			Variance (%)		Variance (%)			Variance (%)
	Q2'24	Q1'24	Q2'24 vs Q1'24	Q2'23	Q2'24 vs Q2'23	YTD 2024	YTD 2023	2024 vs 2023
Funded volume	$447	$424	5%	$447	—%	$871	$804	8%
Total revenues	79	75	5%	(112)	171%	154	29	431%
Total expenses and other, net	83	90	(8)%	112	(26)%	173	195	(11)%
Pre-tax loss from continuing operations	(4)	(16)	75%	(224)	98%	(20)	(166)	88%
Net loss from continuing operations	(5)	(16)	69%	(221)	98%	(21)	(165)	87%
Adjusted net loss(1)	(1)	(7)	86%	(26)	96%	(9)	(42)	79%
Adjusted EBITDA(1)	9	(1)	1000%	(26)	135%	7	(38)	118%
Basic net loss per share	$(0.20)	$(0.58)	66%	$(9.11)	98%	$(0.78)	$(8.04)	90%
Diluted net loss per share(2)	$(0.29)	$(0.58)	50%	$(9.11)	97%	$(0.88)	$(8.04)	89%
Adjusted loss per share(1)	$(0.05)	$(0.33)	85%	$(1.16)	96%	$(0.37)	$(2.00)	82%
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
(2) Calculated on an if-converted basis except when anti-dilutive.

Balance Sheet Highlights

($ amounts in millions)	June 30,	March 31,	Variance (%)
	2024	2024	Q2'24 vs Q1'24
Cash and cash equivalents	$47	$48	(2)%
Securitized loans held for investment (HMBS & nonrecourse)	26,614	26,458	1%
Total assets	27,974	27,684	1%
Total liabilities	27,723	27,428	1%
Total equity	251	256	(2)%

(unaudited)
Segment Results

Retirement Solutions
The Retirement Solutions segment primarily generates revenue and earnings in the form of net origination gains and origination fees earned on the origination of reverse mortgage loans.

			Variance (%)		Variance (%)			Variance (%)
($ amounts in millions)	Q2'24	Q1'24	Q2'24 vs Q1'24	Q2'23	Q2'24 vs Q2'23	YTD 2024	YTD 2023	2024 vs 2023
Funded volume	$447	$424	5%	$447	—%	$871	$804	8%
Total revenue	47	46	2%	41	15%	93	67	39%
Pre-tax loss	(2)	(4)	50%	(18)	89%	(6)	(27)	78%
Adjusted net income (loss)(1)	6	5	20%	(5)	220%	11	(3)	467%
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
•For the quarter, the segment recognized pre-tax loss of $2 million and adjusted net income of $6 million as a result of increased volumes and reduced expenses.
•Compared to the second quarter 2023, total revenue increased by 15% primarily due to an increase in revenue margin, which led to a 220% improvement in adjusted net income.
•Total expenses decreased significantly from the second quarter 2023 from $59 million to $49 million as the business completed the integration of the retail platform acquired from Bloom Retirement Holdings Inc. (formerly known as American Advisors Group) and streamlined business operations.

Portfolio Management
The Portfolio Management segment primarily generates revenue and earnings in the form of net interest income and fair value changes on our portfolio assets, monetized through securitization, sale, or other financing of those assets.

			Variance (%)		Variance (%)			Variance (%)
($ amounts in millions)	Q2'24	Q1'24	Q2'24 vs Q1'24	Q2'23	Q2'24 vs Q2'23	YTD 2024	YTD 2023	2024 vs 2023
Assets under management	$27,655	$27,357	1%	$26,064	6%	$27,655	$26,064	6%
Assets excluding HMBS and nonrecourse obligations	1,624	1,632	—%	1,605	1%	1,624	1,605	1%
Total revenue	41	37	11%	(146)	128%	79	(22)	459%
Pre-tax income (loss)	22	14	57%	(168)	113%	36	(69)	152%
Adjusted net income(1)	12	6	100%	1	1100%	17	6	183%
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
•For the quarter, the segment recognized pre-tax income of $22 million and adjusted net income of $12 million, an improvement against the prior quarter and second quarter 2023 primarily due to increased yield on the Company’s retained interests in securitized loans held for investment.
•Net fair value adjustments during the second quarter totaled $6 million as changes in market interest rates were more than offset by credit spread and home price appreciation adjustments.

Finance of America Companies Inc. Selected Financial Information Condensed Consolidated Statements of Financial Condition (in thousands, except share data) (unaudited)

	June 30, 2024	March 31, 2024
ASSETS
Cash and cash equivalents	$46,509	$48,229
Restricted cash	200,104	195,349
Loans held for investment, subject to HMBS related obligations, at fair value	18,196,092	18,050,772
Loans held for investment, subject to nonrecourse debt, at fair value	8,418,195	8,407,602
Loans held for investment, at fair value	677,726	535,910
Intangible assets, net	234,936	244,233
Other assets, net	196,134	194,183
Assets of discontinued operations	4,658	7,290
TOTAL ASSETS	$27,974,354	$27,683,568

LIABILITIES AND EQUITY
HMBS related obligations, at fair value	$17,980,232	$17,827,060
Nonrecourse debt, at fair value	8,050,708	7,897,896
Other financing lines of credit	1,073,844	1,071,191
Notes payable, net (includes amounts due to related parties of $84,630 and $84,630, respectively)	442,971	436,193
Payables and other liabilities	157,273	174,858
Liabilities of discontinued operations	18,029	20,647
TOTAL LIABILITIES	27,723,057	27,427,845

EQUITY
Class A Common Stock, $0.0001 par value; 6,000,000,000 shares authorized; 10,344,043 and 10,082,025 shares issued, respectively, and 9,918,193 and 9,656,175 shares outstanding, respectively	1	1
Class B Common Stock, $0.0001 par value; 1,000,000 shares authorized; 15 shares issued and outstanding, respectively	—	—
Additional paid-in capital	951,535	950,597
Accumulated deficit	(724,010)	(721,921)
Accumulated other comprehensive loss	(296)	(266)
Noncontrolling interest	24,067	27,312
TOTAL EQUITY	251,297	255,723
TOTAL LIABILITIES AND EQUITY	$27,974,354	$27,683,568

Finance of America Companies Inc. Selected Financial Information Condensed Consolidated Statements of Operations (in thousands, except share data) (unaudited)

	Q2'24	Q1'24	Q2'23	YTD 2024	YTD 2023
PORTFOLIO INTEREST INCOME
Interest income	$478,091	$463,979	$414,661	$942,070	$725,625
Interest expense	(412,618)	(393,804)	(349,582)	(806,422)	(597,969)
NET PORTFOLIO INTEREST INCOME	65,473	70,175	65,079	135,648	127,656

OTHER INCOME (EXPENSE)
Net origination gains	40,260	39,657	32,926	79,917	57,401
Gain on securitization of HECM tails, net	11,031	10,726	5,604	21,757	9,995
Fair value changes from model amortization	(47,813)	(57,608)	(55,238)	(105,421)	(105,504)
Fair value changes from market inputs or model assumptions	11,260	13,562	(162,410)	24,822	(49,719)
Net fair value changes on loans and related obligations	14,738	6,337	(179,118)	21,075	(87,827)
Fee income	7,880	6,236	13,824	14,116	20,176
Gain (loss) on sale and other income from loans held for sale, net	216	86	(4,054)	302	(16,480)
Non-funding interest expense, net	(9,268)	(8,152)	(7,628)	(17,420)	(14,567)
NET OTHER INCOME (EXPENSE)	13,566	4,507	(176,976)	18,073	(98,698)

TOTAL REVENUES	79,039	74,682	(111,897)	153,721	28,958

EXPENSES
Salaries, benefits, and related expenses	35,053	39,023	51,098	74,076	91,912
Loan production and portfolio related expenses	5,662	8,613	6,934	14,275	14,926
Loan servicing expenses	7,632	8,218	8,638	15,850	15,274
Marketing and advertising expenses	10,706	8,512	8,719	19,218	10,675
Depreciation and amortization	9,753	9,678	12,372	19,431	22,477
General and administrative expenses	16,241	17,271	22,244	33,512	38,518
TOTAL EXPENSES	85,047	91,315	110,005	176,362	193,782
IMPAIRMENT OF OTHER ASSETS	—	(600)	—	(600)	—
OTHER, NET	2,240	1,453	(1,937)	3,693	(1,001)
NET LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(3,768)	(15,780)	(223,839)	(19,548)	(165,825)
Provision (benefit) for income taxes from continuing operations	1,153	—	(3,215)	1,153	(683)
NET LOSS FROM CONTINUING OPERATIONS	(4,921)	(15,780)	(220,624)	(20,701)	(165,142)
NET LOSS FROM DISCONTINUED OPERATIONS	(203)	(4,524)	(1,857)	(4,727)	(42,747)
NET LOSS	(5,124)	(20,304)	(222,481)	(25,428)	(207,889)
Noncontrolling interest	(3,035)	(12,766)	(143,341)	(15,801)	(131,803)
NET LOSS ATTRIBUTABLE TO CONTROLLING INTEREST	$(2,089)	$(7,538)	$(79,140)	$(9,627)	$(76,086)

Finance of America Companies Inc. Selected Financial Information Condensed Consolidated Statements of Operations (in thousands, except share data) (unaudited)

EARNINGS PER SHARE
Basic weighted average shares outstanding	9,898,182	9,648,558	8,740,986	9,773,370	7,577,797
Basic net loss per share from continuing operations	$(0.20)	$(0.58)	$(9.11)	$(0.78)	$(8.04)
Basic net loss per share	$(0.21)	$(0.78)	$(9.05)	$(0.99)	$(10.04)
Diluted weighted average shares outstanding	23,084,189	9,648,558	8,740,986	23,013,742	7,577,797
Diluted net loss per share from continuing operations	$(0.29)	$(0.58)	$(9.11)	$(0.88)	$(8.04)
Diluted net loss per share	$(0.30)	$(0.78)	$(9.05)	$(1.06)	$(10.04)

(unaudited)
Reconciliation to GAAP

($ amounts in millions)(1)	Q2'24	Q1'24	Q2'23	YTD 2024	YTD 2023
Reconciliation of net loss from continuing operations to adjusted net loss and adjusted EBITDA
Net loss from continuing operations	$(5)	$(16)	$(221)	$(21)	$(165)
Add back: (Provision) benefit for income taxes	(1)	—	3	(1)	1
Net loss from continuing operations before taxes	(4)	(16)	(224)	(20)	(166)
Adjustments for:
Changes in fair value(2)	(8)	(9)	171	(18)	77
Amortization or impairment of intangibles and impairment of other assets(3)	9	10	9	20	19
Equity-based compensation(4)	—	3	3	3	7
Certain non-recurring costs(5)	2	2	4	3	6
Adjusted net loss before taxes	(1)	(10)	(36)	(12)	(57)
Benefit for income taxes(6)	—	2	10	3	15
Adjusted net loss	(1)	(7)	(26)	(9)	(42)
Benefit for income taxes(6)	—	(2)	(10)	(3)	(15)
Depreciation	—	—	3	1	4
Interest expense on non-funding debt	10	8	8	18	15
Adjusted EBITDA	$9	$(1)	$(26)	$7	$(38)

($ amounts in millions except shares and $ per share)	Q2'24	Q1'24	Q2'23	YTD 2024	YTD 2023
GAAP PER SHARE MEASURES
Net loss from continuing operations attributable to controlling interest	$(2)	$(6)	$(80)	$(8)	$(61)
Weighted average outstanding share count	9,898,182	9,648,558	8,740,986	9,773,370	7,577,797
Basic net loss per share from continuing operations	$(0.20)	$(0.58)	$(9.11)	$(0.78)	$(8.04)
If-converted method net loss from continuing operations	$(7)	$(6)	$(80)	$(20)	$(61)
Weighted average diluted share count	23,084,189	9,648,558	8,740,986	23,013,742	7,577,797
Diluted net loss per share from continuing operations(7)	$(0.29)	$(0.58)	$(9.11)	$(0.88)	$(8.04)

NON-GAAP PER SHARE MEASURES
Adjusted net loss	$(1)	$(7)	$(26)	$(9)	$(42)
Weighted average share count	23,084,189	22,943,295	22,899,799	23,013,742	20,870,016
Adjusted loss per share	$(0.05)	$(0.33)	$(1.16)	$(0.37)	$(2.00)
(1) Totals may not foot due to rounding.
(2) Changes in fair value include changes in fair value of loans and securities held for investment and related obligations due to market inputs or model assumptions, deferred purchase price obligations, contingent earnout, warrant liability, and minority investments.
(3) Includes amortization or impairment of intangibles and impairment of certain other long-lived assets during the periods presented.
(4) Includes equity-based compensation for Replacement Restricted Stock Units and Earnout Right Restricted Stock Units, which are funded 100% by existing non-controlling shareholders or outstanding Class A Common Stock. As of April 1, 2024, there is no further compensation cost associated with the Replacement Restricted Stock Units and Earnout Right Restricted Stock Units.

(unaudited)
(5) Reflects certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
(6) Pro-forma income tax benefit adjustments to apply an effective combined corporate tax rate to adjusted net loss before taxes.
(7) Calculated on an if-converted basis except when anti-dilutive.

(unaudited)
Adjusted Net Income by Segment (Continuing Operations)

For the three months ended June 30, 2024
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$(2)	$22	$(24)	$(4)
Adjustments for:
Changes in fair value(2)	—	(6)	(2)	(8)
Amortization or impairment of intangibles and impairment of other assets(3)	9	—	—	9
Certain non-recurring costs(5)	1	—	1	2
Adjusted net income (loss) before taxes	$8	$16	$(25)	$(1)
Provision (benefit) for income taxes(6)	2	4	(7)	—
Adjusted net income (loss)	$6	$12	$(18)	$(1)
Weighted average share count	23,084,189	23,084,189	23,084,189	23,084,189
Adjusted earnings (loss) per share	$0.26	$0.52	$(0.78)	$(0.05)

For the three months ended March 31, 2024
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$(4)	$14	$(26)	$(16)
Adjustments for:
Changes in fair value(2)	—	(7)	(2)	(9)
Amortization or impairment of intangibles and impairment of other assets(3)	9	—	1	10
Equity-based compensation(4)	1	—	2	3
Certain non-recurring costs(5)	—	—	2	2
Adjusted net income (loss) before taxes	$6	$8	$(24)	$(10)
Provision (benefit) for income taxes(6)	2	2	(6)	(2)
Adjusted net income (loss)	$5	$6	$(18)	$(7)
Weighted average share count	22,943,295	22,943,295	22,943,295	22,943,295
Adjusted earnings (loss) per share	$0.22	$0.26	$(0.80)	$(0.33)

(unaudited)

For the three months ended June 30, 2023
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax loss	$(18)	$(168)	$(38)	$(224)
Adjustments for:
Changes in fair value(2)	—	169	2	171
Amortization or impairment of intangibles and impairment of other assets(3)	9	—	—	9
Equity-based compensation(4)	1	—	2	3
Certain non-recurring costs(5)	1	—	3	4
Adjusted net income (loss) before taxes	$(7)	$1	$(31)	$(36)
Benefit for income taxes(6)	(2)	—	(8)	(10)
Adjusted net income (loss)	$(5)	$1	$(23)	$(26)
Weighted average share count	22,899,799	22,899,799	22,899,799	22,899,799
Adjusted earnings (loss) per share	$(0.22)	$0.05	$(1.02)	$(1.16)

For the six months ended June 30, 2024
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$(6)	$36	$(50)	$(20)
Adjustments for:
Changes in fair value(2)	—	(14)	(4)	(18)
Amortization or impairment of intangibles and impairment of other assets(3)	19	—	1	20
Equity-based compensation(4)	1	—	2	3
Certain non-recurring costs(5)	1	—	2	3
Adjusted net income (loss) before taxes	$15	$23	$(50)	$(12)
Provision (benefit) for income taxes(6)	4	6	(13)	(3)
Adjusted net income (loss)	$11	$17	$(37)	$(9)
Weighted average share count	23,013,742	23,013,742	23,013,742	23,013,742
Adjusted earnings (loss) per share	$0.48	$0.74	$(1.61)	$(0.37)

(unaudited)

For the six months ended June 30, 2023
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax loss	$(27)	$(69)	$(70)	$(166)
Adjustments for:
Changes in fair value(2)	—	76	1	77
Amortization or impairment of intangibles and impairment of other assets(3)	19	—	—	19
Equity-based compensation(4)	2	1	4	7
Certain non-recurring costs(5)	2	—	4	6
Adjusted net income (loss) before taxes	$(4)	$8	$(61)	$(57)
Provision (benefit) for income taxes(6)	(1)	2	(16)	(15)
Adjusted net income (loss)	$(3)	$6	$(45)	$(42)
Weighted average share count	20,870,016	20,870,016	20,870,016	20,870,016
Adjusted earnings (loss) per share	$(0.15)	$0.29	$(2.15)	$(2.00)
(1) Totals may not foot due to rounding.
(2) Changes in fair value include changes in fair value of loans and securities held for investment and related obligations due to market inputs or model assumptions, deferred purchase price obligations, contingent earnout, warrant liability, and minority investments.
(3) Includes amortization or impairment of intangibles and impairment of certain other long-lived assets recognized during the periods presented.
(4) Includes equity-based compensation for Replacement Restricted Stock Units and Earnout Right Restricted Stock Units, which are funded 100% by existing non-controlling shareholders or outstanding Class A Common Stock. As of April 1, 2024, there is no further compensation cost associated with the Replacement Restricted Stock Units and Earnout Right Restricted Stock Units.
(5) Reflects certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
(6) Pro-forma income tax provision (benefit) adjustments to apply an effective combined corporate tax rate to adjusted net income (loss) before taxes.

Webcast and Conference Call
Management will host a webcast and conference call on Tuesday, August 6th at 5:00 pm Eastern Time to discuss the Company’s results for the second quarter ended June 30, 2024. A copy of this press release will be posted prior to the call under the “Investors” section on Finance of America’s website at https://ir.financeofamericacompanies.com/.
To listen to the audio webcast of the conference call, please visit the “Investors” section of the Company's website at https://ir.financeofamericacompanies.com/. The conference call can also be accessed by dialing the following:
a.1-800-715-9871 (Domestic)
b.1-646-307-1963 (International)
c.Conference ID: 5706924

Replay
A replay of the call will also be available on the Company's website approximately two hours after the conclusion of the conference call until August 20, 2024. To access the replay, dial 1-800-770-2030 (United States) or 1-646-307-1963 (International). The replay pin number is 5706924. The replay can also be accessed on the “Investors” section of the Company's website at https://ir.financeofamericacompanies.com/.

About Finance of America
Finance of America (NYSE: FOA) is a leading provider of home equity-based financing solutions for a modern retirement. In addition, Finance of America offers capital markets and portfolio management capabilities primarily to optimize the distribution of its originated loans to investors. Finance of America is headquartered in Plano, Texas. For more information, please visit www.financeofamericacompanies.com.

Forward-Looking Statements
This release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “budgets,” “forecasts,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties that could cause actual outcomes or results to differ materially from those indicated in these statements, including those risks described below. Given the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the Company’s objectives and plans will be achieved. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this release. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. All subsequent written and oral forward-looking statements concerning the Company or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. A number of important factors exist that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: our ability to manage the unique challenges presented by operating as a modern retirement solutions platform rather than a vertically-integrated, diversified lending and complementary services platform due to the transformation of our business; our ability to successfully operate the recently integrated lending platform that we acquired from American Advisors Group in March 2023 and generally, our ability to operate our business profitably; our ability to respond to significant changes in prevailing interest rates and to resume profitable business operations; our geographic market concentration if the economic conditions in our current markets should decline or if our current markets are impacted by natural disasters; our use of estimates in measuring or determining the fair value of the majority of our financial assets and liabilities, which may require us to write down the value of these assets or write up the value of these liabilities if the estimates prove to be incorrect; our ability to prevent cyber intrusions and mitigate cyber risks; the possibility that the Company may be adversely affected by other economic, business and/or competitive factors in our business markets and worldwide financial markets, including a sustained period of higher interest rates; our ability to manage changes in our licensing status, business relationships or servicing guidelines with the Government National Mortgage Association, the United States Department of Housing and Urban Development or other governmental entities; our ability to obtain sufficient capital and liquidity to meet the financing and operational requirements of our business and our ability to comply with our debt agreements, including warehouse lending facilities, and pay down our substantial debt; our ability to refinance our debt on reasonable terms as it becomes due; our ability to manage disruptions in the secondary home loan market, including the mortgage-backed securities market; our ability to finance and recover costs of our reverse mortgage servicing operations; our ability to maintain compliance with the extensive regulations we are subject to, including consumer protection laws applicable to reverse mortgage lenders, which may be highly complex; our ability to compete with national banks, which are not subject to state licensing and operational requirements; our ability to manage various legal proceedings, federal or state governmental examinations and enforcement investigations we are subject to from time to time, the results of which are difficult to predict or estimate; our continued ability to remain in compliance with the terms of the consent orders issued by the Consumer Financial Protection Bureau, which we assumed in connection with our acquisition of operational assets from American Advisors Group; our holding company status and dependency on distributions from Finance of America Equity Capital LLC; our ability to comply with the continued listing standards of the New York Stock Exchange (“NYSE”) and avoid the delisting of our common stock from trading on its exchange; our common stock trading history has been characterized by low trading volume, which may result in an inability to sell your shares at a desired price, if at all; and our “controlled company” status under NYSE rules, which exempts us from certain corporate governance requirements and affords stockholders fewer protections.
All of these factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all such factors or to assess the effect of each such new factor on our business. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and any of these statements included herein may prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements, or our objectives and plans will be achieved. Please refer to “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 15, 2024, for further information on these and other risk factors affecting us, as such factors may be amended and updated from time to time in the Company’s subsequent periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures
The Company’s management evaluates performance of the Company through the use of certain measures that are not prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), including Adjusted Net Income (Loss), Adjusted EBITDA, and Adjusted Earnings (Loss) per Share.
We define Adjusted Net Income (Loss) as consolidated net income (loss) from continuing operations adjusted for:
1.Changes in fair value of loans and securities held for investment and related obligations due to market inputs or model assumptions, deferred purchase price obligations (including earnouts and Tax Receivable Agreements (“TRA”) obligation), contingent earnout, warrant liability, and minority investments.
2.Amortization or impairment of intangibles and impairment of certain other long-lived assets.
3.Equity-based compensation for Replacement Restricted Stock Units and Earnout Right Restricted Stock Units, which are funded 100% by existing non-controlling shareholders or outstanding Class A Common Stock. As of April 1, 2024, there is no further compensation cost associated with the Replacement Restricted Stock Units and Earnout Right Restricted Stock Units.
4.Certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
5.Pro-forma income tax provision (benefit) adjustments to apply an effective combined corporate tax rate to adjusted net income (loss) before taxes.
We define Adjusted EBITDA as Adjusted Net Income (Loss) (defined above) adjusted for taxes, interest on non-funding debt, and depreciation.
We define Adjusted Earnings (Loss) Per Share as Adjusted Net Income (Loss) (defined above) divided by our weighted average outstanding shares, which includes our outstanding Class A Common Stock plus Finance of America Equity Capital LLC’s Class A LLC units owned by our noncontrolling interests on an if-converted basis.
The presentation of non-GAAP measures is used to enhance investors’ understanding of certain aspects of our financial performance. This discussion is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP. Management believes these key financial measures provide an additional view of our performance over the long-term and provide useful information that we use in order to maintain and grow our business.
These non-GAAP financial measures should not be considered as an alternative to net income (loss), operating cash flows, or any other performance measures determined in accordance with U.S. GAAP. Adjusted Net Income (Loss), Adjusted EBITDA, and Adjusted Earnings (Loss) per Share have important limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations of these metrics are: (i) cash expenditures for future contractual commitments; (ii) cash requirements for working capital needs; (iii) cash requirements for certain tax payments; and (iv) all non-cash income/expense items.
Because of these limitations, Adjusted Net Income (Loss), Adjusted EBITDA, and Adjusted Earnings (Loss) per Share should not be considered as measures of discretionary cash available to us to invest in the growth of our business or distribute to shareholders. We compensate for these limitations by relying primarily on our U.S. GAAP results and using our non-GAAP financial measures only as a supplement. Users of our consolidated financial statements are cautioned not to place undue reliance on our non-GAAP financial measures.

Contacts:
For Finance of America Media: pr@financeofamerica.com
For Finance of America Investor Relations: ir@financeofamerica.com